Exhibit 99.1

Inventergy Regains Compliance with NASDAQ Minimum Bid Price Rule

CAMPBELL, CA—December 23, 2015 – Inventergy Global, Inc. (NASDAQ: INVT) ("Inventergy"), a Silicon-Valley based intellectual property company, today announced that it has received a letter from the Listing Qualifications Department of The Nasdaq Stock Market notifying it that Inventergy has regained compliance with Listing Rule 5550(a)(2), the minimum bid price requirement for continued listing on The Nasdaq Capital Market, and that the matter is now closed.

About Inventergy Global, Inc.

Inventergy Global, Inc. (“Inventergy”) is a Silicon Valley-based intellectual property company dedicated to identifying, acquiring and licensing patented technologies of market-significant technology leaders. Led by IP industry pioneer and veteran Joe Beyers, the Company leverages decades of corporate experience, market and technology expertise, and industry connections to assist Fortune 500 companies in leveraging the value of their innovations to achieve greater returns.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains statements, estimates, forecasts and projections with respect to future performance and events, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include statements regarding the intent and belief or current expectations of the Company and its affiliates and subsidiaries and their respective management teams. Forward-looking statements are not statements of historical fact and often contain words such as "anticipate," "believe," "estimate," "expect," "intend," "may," "plan," "will," "should," "seek" and similar expressions. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including the risk factors set forth from time to time in our filings with the Securities and Exchange Commission. These risks could cause actual results to differ materially from those expressed or implied in the forward-looking statements. We make forward-looking statements based on currently available information, and we assume no obligation to, and expressly disclaim any obligation to, update or revise publicly any forward-looking statements made in this release, whether as a result of new information, future events or otherwise, except as required by law.

For more information about Inventergy, visit www.inventergy.com.

Contact:

Robert Haag

IRTH Communications

INVT@irthcommunications.com

866-976-4784

inventergy.com  / 900 E. Hamilton Avenue, Suite 180 / Campbell, CA 95008